                                                                         EX 10.8
                           METRO-GOLDWYN-MAYER INC.
                      EXECUTIVE OPTION EXCHANGE AGREEMENT
                                PURSUANT TO THE
                AMENDED AND RESTATED 1996 STOCK INCENTIVE PLAN

     This Executive Option Exchange Agreement (this "Agreement") is entered into as of November 30, 1998 by Metro-Goldwyn-Mayer Inc., a Delaware corporation ("MGM"), Metro-Goldwyn-Mayer Studios Inc., a Delaware corporation ("Studios" and, collectively with MGM, the "Company"), and the person whose name appears on the signature page of this Agreement ("Participant").

     A. Under the Company's Amended and Restated 1996 Stock Incentive Plan (the "Plan") and pursuant to that certain Stock Option Agreement Pursuant to the Amended and Restated 1996 Stock Incentive Plan (the "Stock Option Agreement") dated as of November 6, 1997 between the Company and Participant, the Company granted to Participant Series A Options and Series B Options (each as defined in the Stock Option Agreement and set forth on the signature page to this Agreement, and collectively referred to herein as the "Old Options") to purchase shares of the common stock, $0.01 par value per share ("Common Stock"), of the Company.

     B. In connection with the Company's initial public offering in November 1997, the Company effected a 41.667 to 1 stock split of the Common Stock (the "Stock Split") and, pursuant to Section 7 of the Plan and Section 8 of the Stock Option Agreement, the aggregate number of options subject to the Plan (including, but not limited to, as set forth in Section 4 of the Plan), the number of Old Options granted to Participant under the Stock Option Agreement and the Exercise Price (as defined in Section 6(a) of the Stock Option Agreement) of the Old Options were appropriately and proportionately adjusted to take into account the effect of the subdivision of the shares of the Common Stock in connection with the Stock Split.

     C. Due to the recent decline in the market price of the Common Stock, the Company believes that the purpose of the Plan is being frustrated and that it is in the best interests of the Company to effectively adjust the Exercise Price of the Old Options in order to more closely realign the value of the options with the market price of the Common Stock and thereby, better enable the Company to attract, retain and motivate its employees.

     D. In order to effect such adjustment, the Company and Participant now desire to cancel Participant's Old Options in exchange for the Company granting Participant the same number of new options (as set forth on the signature page to this Agreement, the "New Options") under the Plan and on the terms and conditions specified herein and (except as described in Section 2 hereof) set forth in the Stock Option Agreement, with the result that following the cancellation of the Old Options pursuant to this Agreement, Participant will own the New Options, which New Options shall have the Exercise Price set forth on the signature page to this Agreement.

     NOW, THEREFORE, in consideration of the covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.  Cancellation and Grant of Options.
         ---------------------------------

     (a) Subject to the fulfillment of the Condition (as defined below), (i) Participant does hereby agree to the cancellation of the Old Options and such Old Options shall be deemed to be of no further force or effect, without the requirement of any further action by the Company or Participant and (ii) in consideration of the cancellation of the Old Options, the Company does hereby grant to Participant the

New Options, subject to the terms and conditions specified herein and (except as described in Section 2 hereof) set forth in the Stock Option Agreement.

     (b) Participant hereby agrees and acknowledges that the Amended and Restated Shareholders Agreement dated as of August 4, 1997, as amended August 8, 1998 and September 1, 1998 (as amended, the "Shareholders Agreement"), by and among the Company, Tracinda Corporation, Participant and the other parties thereto, shall remain in full force and effect and shall not be modified in any respect by this Agreement.

     (c) Participant acknowledges that, by reason of the foregoing cancellation of the Old Options, Participant releases all rights and interests Participant may have held, whether pursuant to the Plan, the Stock Option Agreement, the Shareholders Agreement or otherwise, to acquire the shares of the Common Stock with respect to the Old Options. Participant hereby represents to the Company that (i) he or she is the sole owner of the Old Options and that he or she has not sold, transferred, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner any of the Old Options or any right to or interest in the Old Options to any person, (ii) the number of Old Options set forth on the signature page to this Agreement represents all of the options heretofore granted to him or her under the Plan, (iii) he or she, or his or her representative, has had an opportunity to ask questions and receive answers and to undertake whatever additional inquiry regarding the subject matter of this Agreement as such Participant has deemed necessary or appropriate under the circumstances in order to reach an informed decision regarding the merits of the transactions contemplated by this Agreement, and (iv) he or she has carefully reviewed and understands the Plan, the Stock Option Agreement and this Agreement and has had an opportunity to review such documents with counsel of his or her choosing. Participant agrees and acknowledges that the Company is relying on Participant's representations in entering into and effecting the transaction contemplated by this Agreement.

     2.  Terms of the New Options.  Subject to the fulfillment of the Condition
         ------------------------
(as defined below), and except as set forth in this Section 2, the terms and conditions of the New Options shall be identical to the terms and conditions of the Old Options and will be governed by the Plan and the Stock Option Agreement (which, except as set forth in this Section 2 shall remain in full force and effect with respect to the New Options) in all respects, including, but not limited to, the date of grant, expiration date, general vesting provisions, acceleration and exercisability; provided, however, that, notwithstanding anything to the contrary in the Plan, the Stock Option Agreement or this
Agreement:

     (a) the Exercise Price of the New Options shall be as set forth on the signature page to this Agreement;

     (b) the New Options shall not be exercisable until the later of (x) six months after the date of this Agreement, (y) the date the Condition is fulfilled and (z) the applicable date for such options set forth in the Stock Option Agreement;

     (c) all references in the Stock Option Agreement to the Old Options shall be deemed to refer to the New Options.

     3.  Conditions.
         ----------

     (a) The cancellation of the Old Options and the grant of the New Options provided for in this Agreement will not become effective unless and until the grant of the New Options has been approved by the holders of 75% of the outstanding shares of Common Stock of the Company (the "Condition").

     (b) Upon fulfillment of the Condition: (i) the cancellation of the Old Options will become effective; (ii) the Stock Option Agreement will terminate and be void with respect to the Old Options; and (iii) the grant of the New Options, subject to the terms and conditions specified herein and set forth in the Stock Option Agreement, will become effective.

     (c) If the Condition is not satisfied on or before May 31, 1999, this Agreement will be null and void, the cancellation of the Old Options and the grant of the New Options will not occur and the Old Options will remain in full force and effect, on the terms and conditions of the Plan and the Stock Option Agreement as if this Agreement had not been entered into.

     4.  Agreement Not Revocable; Successors, Specific Performance and Other
         -------------------------------------------------------------------
Equitable Remedies.
------------------

     (a) Neither the Company nor Participant may revoke or rescind this Agreement, which shall survive the death, incapacity or termination of employment of Participant. This Agreement will be binding on the Company, Participant and their respective successors and assigns, however such succession or assignment is effected (including, without limitation, by the laws of descent, distribution and conservatorship, sale, assignment, conveyance, gift, pledge, hypothecation or otherwise). This Agreement and the New Options may not be transferred, assigned, pledged or hypothecated by Participant, except as contemplated in the Stock Option Agreement.

     (b) The parties to this Agreement will, in addition to damages or other remedies at law for breach, default or misrepresentation, as appropriate, be entitled to equitable remedies, including specific performance, for breach of prospective breach of this Agreement.

     5.  No Employment Right.  Section 14 of the Stock Option Agreement is
         -------------------
hereby incorporated into and made part of this Agreement by reference and shall be deemed to refer and apply to this Agreement.

     6.  Arbitration.  Section 16 of the Stock Option Agreement is hereby
         -----------
incorporated into and made part of this Agreement by reference and shall be deemed to refer and apply to this Agreement.

     7.  Severability.  If any provision or portion of this Agreement is illegal
         ------------
or unenforceable, the other portions of this Agreement will not be affected by the illegality or unenforceability.

     8.  Governing Law.  Except to the extent provided in Section 16(d) of the
         --------------
Stock Option Agreement (which is incorporated by reference pursuant to Section 6 hereof), this Agreement is governed by and is to be construed and enforced in accordance with the internal laws, and not the laws pertaining to choice or conflict of laws, of the State of Delaware.

     9.  Miscellaneous.  This Agreement may be executed by the parties hereto in
         -------------
separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. This Agreement may only be amended or modified by an agreement in writing signed by the Company and Participant.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and entered into as of the date first written above.

                                PARTICIPANT

                                -----------------------------------------
                                [Name of Participant]

                                METRO-GOLDWYN-MAYER INC.

                                By:______________________________________
                                   William A. Jones
                                   Senior Executive Vice President and Secretary

                                METRO-GOLDWYN-MAYER STUDIOS INC.

                                By:______________________________________
                                   William A. Jones
                                   Senior Executive Vice President and Secretary


The following sets forth, upon satisfaction of the Condition, the Old Options which are canceled hereunder and the New Options that Participant is granted under this Agreement and the Amended and Restated Plan and the Stock Option Agreement.


                                             Series A Options                             Series B Options
                                  ---------------------------------------     ----------------------------------------
                                       Number of                                    Number of
                                     Common Shares                                Common Shares
                                   subject to Options     Exercise Price        subject to Options     Exercise Price
                                  --------------------   ----------------      --------------------   ----------------
Old Options                              ______                $24.00                 ______                $24.00
(to be canceled)

New Options                              ______                ______                 ______                ______

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